
                               POWER OF ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint Louis G. Lenzi and Pauline M. Cullen as his or her true and lawful attorneys-in-fact and agents, in his or her name, place and stead, to execute on his or her behalf, as an officer and/or director of MBIA Inc. (the
"Company") the Post Effective Amendment No. 1 to the Company's Form S-8
Registration Statement No. 33-46062 (the "Registration Statement"), in connection with the MBIA Inc. Employees Profit Sharing and 401(k) Salary
Deferral Plan and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange
Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Act"), and any and all other instruments which said attorneys-in-fact and agents deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

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

/s/ David H. Elliott                 Chairman and Chief Executive                /s/ William H. Gray, III            Director
---------------------------          Officer; Director                           -------------------------
David H. Elliott                                                                 William H. Gray, III

/s/ Julliette S. Tehrani             Executive Vice President; Chief             /s/ Freda S. Johnson                Director
---------------------------          Financial Officer and Treasurer             ------------------------
Julliette S. Tehrani                                                             Freda S. Johnson

/s/ Elizabeth B. Sullivan            Vice President and Controller               /s/ Daniel P. Kearney               Director
---------------------------                                                      ------------------------
Elizabeth B. Sullivan                                                            Daniel P. Kearney

/s/ Joseph W. Brown, Jr.             Director                                    /s/ James A. Lebenthal              Director
---------------------------                                                      ------------------------
Joseph W. Brown, Jr.                                                             James A. Lebenthal

/s/ David C. Clapp                   Director                                    /s/ Pierre-Henri Richard            Director
---------------------------                                                      ------------------------
David C. Clapp                                                                   Pierre-Henri Richard

/s/ Gary C. Dunton                   Director                                    /s/ John A. Rolls                   Director
---------------------------                                                      ------------------------
Gary C. Dunton                                                                   John A. Rolls

/s/ Claire L. Gaudiani               Director                                    /s/ Richard L. Weill                Director
---------------------------                                                      ------------------------
Claire L. Gaudiani                                                               Richard L. Weill
